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                                                                     Exhibit 4.2

                               AMENDMENT NO. 1 TO
                                WARRANT AGREEMENT


         Amendment No. 1 (the "Amendment") to a certain Warrant Agreement, dated as of July 26, 1994, between Innovative Tech Systems, Inc., an Illinois corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company and the Warrant Agent made, executed and delivered a certain Warrant Agreement, dated July 26, 1994 (the "Original Warrant Agreement"); and

         WHEREAS, the Company and the Warrant Agent have agreed to make certain amendments to the terms and provisions of the Original Warrant Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and each intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Except as expressly defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Original Warrant Agreement. This Amendment is intended to amend the Original Warrant Agreement and the Original Warrant Agreement shall be so amended from and as of the date hereof.

                  2. The Original Warrant Agreement shall be amended so that all references to "Agreement" contained therein shall mean the Original Warrant Agreement, as amended herein, and as further amended, supplemented or modified from time to time.

                  3. The Original Warrant Agreement is hereby further amended so that the term "Warrants" shall mean (a) the 1,324,500 redeemable common stock purchase warrants heretofore issued by the Company and outstanding on the date hereof (after giving effect to the one-for-three split of the redeemable common stock purchase warrants effectuated by the Company on September 18, 1995 and the one-for-eight reverse split of all outstanding redeemable common stock purchase warrants effectuated by the Company on the date hereof), and (b) the 6,750 additional redeemable common stock purchase warrants issuable by the Company upon the exercise of the Underwriter's Warrants outstanding on the date hereof (after giving effect to the one-for-three split of the Underwriter's Warrants effectuated by the Company on September 18, 1995 and the one-for-eight reverse split of all outstanding Underwriter's Warrants effectuated by the Company on August 21, 1997). Each Warrant entitles the holder thereof to purchase one share of the Company's Common Stock, par value $.0185 per share.

                  3. The Original Warrant Agreement is hereby further amended so that Section 1(f) thereof reads in its entirety as follows:


                     "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, $0.08 per share of Common Stock and further subject to the Company's right, in its sole



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                     discretion, to decrease the Purchase Price for a period of not less than thirty days on not less than thirty days' prior written notice to the Registered Holders and the Underwriter."

                  4. As soon as practicable following the date hereof, the Company and Warrant Agent shall cause all outstanding Warrant Certificates to be returned to the Warrant Agent in exchange for new warrant certificates (the "Replacement Warrant Certificates") which incorporate the revisions to the Original Warrant Agreement effected by this Amendment, but which otherwise are substantially in the same form as the original Warrant Certificates. Following the issuance of the Replacement Warrant Certificates, all references to the "Warrant Certificates" contained in the original Warrant Agreement shall mean the Replacement Warrant Certificates.

                  5. Except as modified by the terms hereof, all terms, provisions and conditions of the Original Warrant Agreement, and all documents duly executed and delivered in connection therewith, are in full force and effect, and are hereby incorporated by reference as if set forth herein. If there is any conflict or discrepancy between the provisions of this Amendment and any provision of the Original Warrant Agreement, the terms and provisions of this Amendment shall control and prevail.

                  6. This Amendment (a) shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of laws; (b) shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; (c) may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (d) may only be amended or modified pursuant to a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the 30th day of September, 1997.

                                         INNOVATIVE TECH SYSTEMS, INC.

                                         By:
                                            --------------------------------
                                            John M. Thompson, President

                                         CONTINENTAL STOCK TRANSFER
                                         & TRUST COMPANY

                                         By:
                                            --------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------


                                       2

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                       CONSENT OF A.S. GOLDMEN & CO., INC.


         The undersigned hereby irrevocably consents to the terms and provisions of the foregoing Amendment to the Warrant Agreement dated as of July 26, 1994 between Innovative Tech Systems, Inc. and Continental Stock Transfer & Trust Company. The undersigned further ratifies and confirms that all references to the "Redeemable Warrant Agreement" contained in the Underwriter's Warrant Agreement, dated as of July 26, 1994, between the undersigned and Innovative Tech Systems, Inc. (the "Underwriter's Warrant Agreement") shall, from and after the date hereof, mean the Redeemable Warrant Agreement, as amended by the preceding Amendment. The undersigned further irrevocably consents to an amendment to the Underwriter's Warrant Agreement to effectuate (a) a one-for-eight reverse split of all of the outstanding Underwriter's Warrants (from 54,000 to 6,750 Underwriter's Warrants), and (b) a one-for-twenty-nine and one-eighth reduction in the present exercise price of the outstanding Underwriter's Warrants (from $0.125 to $0.01 per Underwriter's Warrant).

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed, intending to be legally bound hereby, as of the 30th day of September, 1997.


                                              A.S. GOLDMEN & CO., INC.

                                              By:
                                                 -----------------------------

                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------